UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2015

ADEPT TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27122	94-2900635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Inglewood Drive, Pleasanton, CA		94588
(Address of Principal Executive Offices)		(Zip Code)

(925) 245-3400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition or Disposition of Assets.

As previously disclosed on September 16, 2015, Adept Technology, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated September 16, 2015 (as amended, the “Merger Agreement”), by and among the Company, OMRON Corporation, a Japanese corporation (“OMRON”), Omron Management Center of America, Inc., a Delaware corporation and wholly-owned subsidiary of OMRON (“OMCA”), and Hoffman Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of OMCA (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub commenced a tender offer to purchase all outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price of $13.00 per Share, net to the seller in cash, without interest (the “Offer Price”), subject to any withholding of taxes required by applicable laws, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 23, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constituted the “Offer”).

The Offer expired at 5:00 PM, New York City time, on Thursday, October 22, 2015. Computershare Inc., the depositary for the Offer (the “Depositary”), advised OMCA and the Company that, as of the expiration of the Offer, a total of approximately 12,198,832 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing 83.33% of the Company’s then outstanding Shares. Because the number of Shares validly tendered and not validly withdrawn pursuant to the Offer, together with Shares then beneficially owned by OMRON or any of its subsidiaries, represented at least one Share more than 50% of the number of Shares then outstanding, the Minimum Condition (as defined in the Merger Agreement) for the Offer was satisfied. All other conditions to the Offer having also been satisfied, Merger Sub first accepted all of the Shares for payment and then deposited funds to pay for such Shares with the Depositary, which will act as agent for tendering Company stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering Company stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Following consummation of the Offer, all conditions to the Merger (as defined below) set forth in the Merger Agreement had been satisfied, and on October 23, 2015, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), OMCA completed its acquisition of the Company by consummating a merger of Merger Sub with and into the Company (the “Merger”) without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). As a result of the Merger, the Company became a wholly owned subsidiary of OMCA. Pursuant to the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time, other than Shares held in the treasury of the Company or owned by OMRON, OMCA or any direct or indirect wholly owned subsidiary of OMRON, OMCA (including Merger Sub) or the Company immediately prior to the Effective Time, or Shares with respect to which appraisal rights were properly exercised under the DGCL, was converted into the right to receive cash in the amount of the Offer Price, subject to any withholding of taxes required by applicable laws.

Additionally, pursuant to the Merger Agreement, (i) each restricted stock unit (each a “Company Stock Right”) granted under any of the Company Stock Plans (as defined in the Merger Agreement), whether vested or unvested, was cancelled upon consummation of the Offer and, in exchange therefor, converted into the right to receive upon consummation of the Offer an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (1) the Offer Price and (ii) the number of Shares subject to the vested or earned portion of such Company Stock Right, such vested or earned portion determined in accordance with the terms and conditions of such Company Stock Right, and (ii) each outstanding option to purchase Shares (whether or not vested or exercisable) was cancelled immediately upon the consummation of the Offer and converted into the right to receive upon consummation of the Offer an amount in cash equal to the positive difference between the Offer Price and the exercise price of such option, if any.

The aggregate consideration paid by Merger Sub in the Offer and Merger was approximately $202 million, without giving effect to related transaction fees and expenses.

The information set forth in Item 3.03 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2015 and is incorporated herein by reference, and that certain Offer to Purchase and related Letter of Transmittal, that were attached as Exhibits (a)(1) and (a)(2) to the Schedule 14D-9 of the Company, as amended, filed with the SEC on September 23, 2015, and are incorporated herein by reference.

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On October 23, 2015, in connection with the completion of the Merger, the Company notified The NASDAQ Capital Market (“NASDAQ”) of the completion of the Merger and requested that trading in the Shares be halted and suspended as of the close of business on October 23, 2015 and that the Shares be withdrawn from listing on NASDAQ. The Company also requested that NASDAQ file a delisting application on Form 25 with the SEC to report the delisting of the Shares from NASDAQ. The Shares ceased to trade on NASDAQ at the close of business on October 23, 2015. By operation of law, the delisting will be effective 10 days following the filing of the Form 25.

The Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Shares, requesting that the Shares be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Shares under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 - Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time, each outstanding Share, other than Shares owned by the Company, OMCA, OMRON or any direct or indirect wholly owned subsidiary of OMRON or OMCA (including Merger Sub), or Shares with respect to which appraisal rights were properly exercised under the DGCL, was converted into the right to receive cash in the amount of the Offer Price, subject to any withholding of taxes required by applicable laws. At the Effective Time, Shares with respect to which Company stockholders had properly exercised appraisal rights under the DGCL were canceled and ceased to exist, and the holders of such Shares ceased to have any rights with respect thereto, except the right to receive the fair value of such Shares in accordance with the provisions of the DGCL unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its appraisal rights, if any, under the DGCL. If any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such appraisal rights, then such holder’s Shares shall thereupon be treated as if they had been converted into the right to receive cash in the amount of the Offer Price, subject to any withholding of taxes required by applicable laws.

The information disclosed under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 - Changes in Control of Registrant.

On October 23, 2015, upon Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer, a change in control of the Company occurred. OMCA funded the purchase and conversion of the Shares on behalf of Merger Sub using cash on hand provided by OMRON.

The information disclosed under Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2015, Rob Cain (a director of the Company prior to the Effective Time), Nigel Blakeway, Eiji Ikeno, Naoya Ochi and Deron Jackson became the directors of the Company. Accordingly, each of Benjamin A. Burditt, Martin M. Hale, Jr., Michael P. Kelly and Herbert J. Martin, the remaining directors of the Company prior to the Effective Time, resigned from the board of directors of the Company effective at the Effective Time.

The information disclosed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”).

On October 23, 2015, the Company’s by-laws were amended and restated in their entirety (the “Amended and Restated By-laws”). The Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 16, 2015, by and among Adept Technology, Inc., OMRON Corporation, Omron Management Center of America, Inc. and Hoffman Acquisition Corp. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 16, 2015)

2.2	Offer to Purchase, dated as of September 23, 2015 (incorporated herein by reference to Exhibit (a)(1) to the Schedule 14D-9 filed by the Company on September 23, 2015 (the “Schedule 14D-9”))

2.3	Letter of Transmittal (incorporated herein by reference to Exhibit (a)(2) to the Schedule 14D-9)

3.1	Amended and Restated Certificate of Incorporation of Adept Technology, Inc., as amended as of October 23, 2015

3.2	Amended and Restated By-laws of Adept Technology, Inc., as amended as of October 23, 2015

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Dated: October 23, 2015

	By:	/s/ Seth Halio
Seth Halio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 16, 2015, by and among Adept Technology, Inc., OMRON Corporation, Omron Management Center of America, Inc. and Hoffman Acquisition Corp. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 16, 2015)

2.2	Offer to Purchase, dated as of September 23, 2015 (incorporated herein by reference to Exhibit (a)(1) to the Schedule 14D-9 filed by the Company on September 23, 2015 (the “Schedule 14D-9”))

2.3	Letter of Transmittal (incorporated herein by reference to Exhibit (a)(2) to the Schedule 14D-9)

3.1	Amended and Restated Certificate of Incorporation of Adept Technology, Inc., as amended as of October 23, 2015

3.2	Amended and Restated By-laws of Adept Technology, Inc., as amended as of October 23, 2015

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.